Exhibit 99.1

Sutro Biopharma Reports Second Quarter 2025 Financial Results and Business Highlights

– On track to initiate FIH study with STRO-004, potential best-in-class Tissue Factor ADC, in the second half of 2025 –

– Expanded breadth of preclinical data across pipeline, including STRO-006 and dual-payload ADCs –

– Entered research collaboration with the FDA to advance regulatory standards for ADCs –

– Industry veteran Greg Chow appointed as Chief Financial Officer –

– Cash, cash equivalents and marketable securities as of June 30, 2025 of $205.1 million, with cash runway into early 2027 –

SOUTH SAN FRANCISCO, Calif., August 7, 2025 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), an oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today reported its financial results for the second quarter of 2025 and recent business highlights.

“In the second quarter, we made strong progress advancing our pipeline of novel ADCs, including preparing to initiate a clinical trial for STRO-004—our next-generation, Tissue Factor-targeting exatecan ADC—planned for the second half of this year,” said Jane Chung, Sutro’s Chief Executive Officer. “Over the past several months, we’ve generated compelling preclinical data across our entire pipeline, further supporting our candidates’ best-in-class potential as well as highlighting the unique capabilities of our platform technology.”

Ms. Chung continued: “We are especially excited about our dual-payload ADCs—an area where we are at the forefront of innovation and see significant potential to transform cancer treatment by unlocking durable efficacy. We are already seeing early validation through our strategic collaboration with Astellas, underscored by the initiation of an IND-enabling toxicology study for the first dual-payload immunostimulatory ADC. As we look to the second half of the year, we are well capitalized to meet our top priority of pipeline execution which we believe is critical to increasing shareholder value and we continue to look for ways to implement operating efficiencies and further extend our cash runway.”

Wholly-Owned Pipeline

•
STRO-004: IND preparations are well underway, with a first-in-human basket trial on track to begin in the second half of 2025, initially focused on solid tumors. STRO-004 has a favorable preclinical safety profile in cynomolgus monkeys up to 50 mg/kg, the highest dose tested.
•
STRO-006: Sutro’s differentiated integrin beta-6 (ITGB6) ADC is expected to enter clinical development in 2026 for the treatment of multiple solid tumors.
•
Dual-Payload Program: Sutro continues to progress its wholly-owned dual-payload ADC platform, with an IND filing anticipated in 2027.

Next-Generation ADC Collaborations

•
Astellas: Two research and development programs are progressing under Sutro’s collaboration with Astellas focused on dual-payload immunostimulatory ADCs (iADCs), including one program

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that recently entered an IND-enabling toxicology study—triggering a $7.5 million milestone payment to Sutro.
•
Ipsen: Ipsen made a strategic decision not to advance the STRO-003 program under its partnership with Sutro, following the review of new data and developments in the ROR1 landscape. STRO-003 continues to be recognized as a well-engineered ADC candidate. This decision does not have any impact on the Company’s previous guidance on cash runway.

Medical Conferences

•
4th World ADC Asia Summit: In June, Sutro shared preclinical data demonstrating the potential for dual-payload ADCs to overcome prior ADC resistance in tumor models. The Company also shared encouraging safety data in non-human primates for dual-payload ADC DAR8 exatecan + DAR4 MMAE at a dose of 12.5 mg/kg.
•
21st Annual PEGS Boston: The Essential Protein Engineering & Cell Therapy Summit: In May, Sutro shared preclinical data on STRO-006, demonstrating superior anti-tumor activity compared to first-generation ITGB6 ADCs at clinically relevant dose levels. The data also highlighted a favorable pharmacokinetic and tolerability profile at 25 mg/kg dose.
•
2025 AACR Annual Meeting: In April, Sutro presented encouraging preclinical results from STRO-004 and its dual-payload ADC programs. Notably, a single dose of STRO-004 produced promising overall response and disease control rates in Tissue Factor-positive patient-derived xenograft models across multiple tumor types.

Upcoming Investor Conference

Management will participate in the following upcoming healthcare investor conference. A webcast of the presentation will be accessible through the News & Events page of the Investor Relations section of the Company’s website at www.sutrobio.com. An archived replay will be available for at least 30 days after the event.

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Wells Fargo Healthcare Conference, September 3-5, 2025, in Boston

Corporate Updates

•
In July, Sutro announced a research collaboration with the U.S. Food and Drug Administration (FDA) to develop reference materials to improve regulatory standards and enhance analytical methods for ADC drug development.
•
In June, Sutro appointed Greg Chow as Chief Financial Officer.

Second Quarter 2025 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of June 30, 2025, Sutro had cash, cash equivalents and marketable securities of $205.1 million, as compared to $249.0 million as of March 31, 2025. Cost reductions subsequently realized from the restructuring, combined with refocused clinical development priorities give the Company an expected cash runway into early 2027, excluding additional anticipated milestones from existing collaborations.

Revenue

Revenue was $63.7 million for the quarter ended June 30, 2025, as compared to $25.7 million for the quarter ended June 30, 2024, with the 2025 amount related principally to the Astellas collaboration and

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the recognition of previously deferred revenue as a result of Ipsen’s decision not to advance the STRO-003 program under its partnership with Sutro. Future collaboration and license revenue under existing agreements, and from any additional collaboration and license partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones, and other agreement payments.

Research & Development (R&D) and General & Administrative (G&A) Expenses

Total R&D and G&A expenses for the quarter ended June 30, 2025 were $48.7 million, as compared to $74.4 million for the quarter ended June 30, 2024. The 2025 period includes non-cash expenses for stock-based compensation of $2.8 million and depreciation and amortization of $1.9 million, as compared to $6.2 million and $1.8 million, respectively, in the 2024 period. For the quarter ended June 30, 2025, R&D expenses were $38.4 million and G&A expenses were $10.3 million.

Restructuring and Related Costs

Restructuring and related costs for the quarter ended June 30, 2025 were $18.4 million. Sutro will continue to recognize restructuring and related costs in future periods for the deprioritization of the luvelta program, of which it expects to recognize a significant portion in 2025. The ultimate amount of expense will be affected by the timing to complete Sutro’s cost commitments to its third-party CROs and CMOs and the full wind-down of the clinical trials. Sutro will revise its estimates of the costs to deprioritize these studies for the luvelta program and the amount of severance and benefits paid to employees as new information becomes available to the Company in future periods.

About Sutro Biopharma

Sutro Biopharma, Inc., is relentlessly focused on the discovery and development of precisely designed cancer therapeutics to transform what science can do for patients. Sutro’s fit-for-purpose technology, including cell-free XpressCF®, provides the opportunity for broader patient benefit and an improved patient experience. Sutro is advancing a robust early-stage pipeline of novel exatecan and dual-payload antibody drug conjugates (ADCs), coupled with high-value collaborations and industry partnerships, which validate its continuous product innovation. Sutro is headquartered in South San Francisco. For more information, follow Sutro on social media @Sutrobio, or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities; timing of announcements of IND submissions, clinical results, trial initiation, and other regulatory filings; outcome of discussions with regulatory authorities; potential benefits of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the timing of exiting the manufacturing facility in San Carlos; the timing and receipt of anticipated future milestone payments; the Company’s expected cash runway; and the expected costs and cost reductions associated with the restructuring. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking

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statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to obtain, maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Emily White

Sutro Biopharma

(650) 823-7681

ewhite@sutrobio.com

Media Contact

Amy Bonanno

Lyra Strategic Advisory

abonanno@lyraadvisory.com

111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2025	2024
Revenues	$ 63,745	$ 25,706
Operating expenses
Research and development	38,325	62,020
General and administrative	10,343	12,371
Restructuring and related costs	18,422	-
Total operating expenses	67,090	74,391
Loss from operations	(3,345)	(48,685)
Interest income	2,519	4,911
Unrealized gain on equity securities	-	4,808
Non-cash interest expense related to the sale of future royalties	(9,647)	(7,286)
Interest and other income (expense), net	(1,044)	(1,758)
Loss before provision for income taxes	(11,517)	(48,010)
(Benefit) from / provision for income taxes	(18)	8
Net loss	$ (11,499)	$ (48,018)
Net loss per share, basic and diluted	$ (0.14)	$ (0.59)
Weighted-average shares used in computing basic and diluted loss per share	84,580,125	81,224,628

Sutro Biopharma, Inc.

Selected Balance Sheets Financial Data

(Unaudited)

(In thousands)

	June 30,	December 31,
	2025 (1)	2024 (2)
Assets
Cash, cash equivalents and marketable securities	$ 205,131	$ 316,895
Accounts receivable	7,999	8,616
Property and equipment, net	14,981	18,190
Operating lease right-of-use assets	14,836	17,677
Other assets	19,408	25,829
Total Assets	$ 262,355	$ 387,207
Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other liabilities	$ 55,919	$ 56,324
Deferred revenue	18,870	82,319
Operating lease liability	19,593	23,154
Deferred royalty obligation related to the sale of future royalties	200,084	180,809
Total liabilities	294,466	342,606
Total stockholders’ (deficit) equity	(32,111)	44,601
Total Liabilities and Stockholders’ (Deficit) Equity	$ 262,355	$ 387,207

111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com

(1)The condensed balance sheet as of June 30, 2025 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission on August 7, 2025.

(2) The condensed balance sheet as of December 31, 2024 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 13, 2025.

111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com